UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2013 (February 6, 2013)
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15,317
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 514-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

    (d)    On February 6, 2013, the Board of Directors of Mylan Inc., a Pennsylvania corporation (the “Company”), unanimously voted to approve the expansion of the Board from eleven to thirteen members and unanimously voted to elect Melina Higgins, a former partner at Goldman, Sachs & Co., and Rajiv Malik, the current President of the Company, to fill the resulting vacancies and serve as directors of the Company effective immediately. The Company has issued a press release announcing the appointments of Ms. Higgins and Mr. Malik which is attached hereto as Exhibit 99.1.

Ms. Higgins and Mr. Malik are not presently slated to serve on a committee of the Board. There also are no arrangements or understandings between Ms. Higgins and Mr. Malik and any other persons pursuant to which they were selected as directors. Furthermore, there are no related party transactions to report under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Ms. Higgins is entitled to receive the following compensation under the Company's standard compensation for non-employee directors:

•	An annual payment of $75,000 for service on the Board (pro-rated for 2013);

•	Eligibility to receive grants of stock options, restricted stock units, and other awards under the Company's Amended and Restated 2003 Long-Term Incentive Plan; and

•	Reimbursement of actual expenses related to meeting attendance.

Mr. Malik will not receive any additional compensation based on his appointment as a director of the Company.

Ms. Higgins and Mr. Malik will enter into the Company's standard indemnification agreement for Directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement between the Company and each Director, filed as Exhibit 10.31 to Form 10-Q/A for the quarter ended September 30, 2004, and incorporated herein by reference.
99.1	Press Release of Mylan Inc. dated February 11, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date:	February 12, 2013	By:	/s/ John D. Sheehan
John D. Sheehan Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Indemnification Agreement between the Company and each Director, filed as Exhibit 10.31 to Form 10-Q/A for the quarter ended September 30, 2004, and incorporated herein by reference.
99.1	Press Release of Mylan Inc. dated February 11, 2013.